UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

AmerInst Insurance Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-0207447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Cedar Management Limited

25 Church Street, Continental Building

P.O. Box HM 1601, Hamilton, Bermuda HMGX

(Address of Principal Executive Office) (Zip Code)

(441) 296-3973

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 5, 2009, AmerInst Insurance Company, Ltd. (“AMIC Ltd.”), a wholly-owned subsidiary of AmerInst Insurance Group, Ltd. (“AmerInst”), received written notice from Continental Casualty Company (“CNA”) that CNA does not intend to renew the reinsurance program encompassed by the AmerInst Insurance Company Accountants Professional Liability Quote Share Treaty and the Value Plan Policies Accountants Professional Liability Quota Share Treaty (the “Reinsurance Treaties”) effective January 1, 2010. CNA stated that it did not believe it was in its best interests to enter into future reinsurance agreements with AmerInst with respect to new and renewal policies becoming effective after January 1, 2010. The reinsurance activity of AMIC Ltd. currently depends upon agreements entered into with outside parties, primarily CNA. The business relationship with CNA currently accounts for over 95% of AmerInst’s operating revenue. AmerInst did not incur any early termination penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

By:	/s/ Irvin F. Diamond
Irvin F. Diamond
Chairman of the Board

Date: January 9, 2009